EXHIBIT 2.4
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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of the 15th day of August, 2001, by and among PAB BANKSHARES, INC., a corporation organized under the laws of the State of Georgia (the "Holding Company"), THE PARK AVENUE BANK, a Georgia financial institution ("Park Avenue"), and FARMERS AND MERCHANTS BANK, ADEL, COOK COUNTY, GEORGIA, a Georgia financial institution ("Farmers").

                              W I T N E S S E T H

     WHEREAS, Park Avenue is a financial institution duly organized and existing under the laws of the State of Georgia, having its registered office at 3102
North  Oak  Street  Extension,  Valdosta,  Georgia,  Lowndes  County;  and

     WHEREAS, Park Avenue has authorized capital stock consisting of 50,000 shares, $10.00 par value per share, of which 50,000 shares have, been duly issued and are outstanding (the "Park Avenue Common Stock"), and all of which are held by the Holding Company as of the date of this Agreement; and

     WHEREAS, Farmers is a financial institution duly organized and existing under the laws of the State of Georgia, having its registered office at 301 West Fourth Street, Adel, Cook County, Georgia; and

     WHEREAS, Farmers has authorized capital stock consisting of 19,750 shares, $10.00 par value per share, of which 17,500 shares have been duly issued and are outstanding (the "Farmers Common Stock"), and 17,485 shares are held by the Holding Company as of the date of this Agreement and Agreement; and

     WHEREAS, the Boards of Directors of each of Park Avenue and Farmers (collectively, the "Constituent Banks") have deemed it advisable to merge Farmers with and into Park Avenue (the "Merger") and, by resolutions duly adopted, have approved the Merger on the terms and conditions hereinafter set forth in accordance with the laws of the State of Georgia which permit such a Merger and have directed that the Agreement be submitted to the respective shareholders of Park Avenue and Farmers; and

     WHEREAS, the Holding Company is owner of all of the Park Avenue Common Stock and owner of 99.91% of the Farmers Common Stock and believes it is in the best interest of each of them to enter into the Merger, and the Board of Directors of the Holding Company, by resolutions duly adopted, has approved the Merger, and the Holding Company has agreed to be bound thereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and conditions hereinafter contained, and for the purpose of stating the method, terms and conditions of the Merger, the manner of carrying the same into effect and such other details and provisions as are deemed desirable, the parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


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                                    ARTICLE I

     Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement including receipt of the approval of the Georgia Department of Banking and Finance, the Board of Governors of the Federal Reserve System and any other state or federal regulatory agency, the Merger shall become effective on the date that the Secretary of State of Georgia shall issue a certificate of merger with respect thereto in accordance with the provisions of Section 7-1-536 of the Financial Institutions Code of Georgia (the "Effective Date"), at which time the separate existence of Farmers shall cease and Farmers shall be merged, pursuant to Sections 7-1-530 et seq of the
                                                                   -- ---
Financial Institutions Code of Georgia with and into Park Avenue, which shall continue its corporate existence and be the financial institution surviving the Merger (the "Resulting Bank"). The Merger shall become effective upon the Effective Date pursuant to Section 7-1-536 of the Financial Institutions Code of Georgia.

                                   ARTICLE II

     The name of the Resulting Bank shall be "The Park Avenue Bank," a Georgia financial institution.

                                  ARTICLE III

     The Resulting Bank shall be governed by the laws of the State of Georgia. On the Effective Date, the existing Articles of Incorporation of Park Avenue shall be the Articles of Incorporation of the Resulting Bank until further amended in the manner provided by law. The purposes and powers of the Resulting Bank shall be as set forth in the currently existing Articles of Incorporation of Park Avenue until further amended in the manner provided by law.

                                   ARTICLE IV

     On the Effective Date, the existing Bylaws of Park Avenue shall be the Bylaws of the Resulting Bank, until the same shall thereafter be altered, amended or repealed in accordance with applicable law, the Articles of Incorporation and said Bylaws.

                                    ARTICLE V

     On the Effective Date, the persons who are the directors and the officers of Park Avenue immediately or to the Effective Date shall be the directors and officers of the Resulting Bank and shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Resulting Bank. If on the Effective Date a vacancy exists, it may thereafter be filled in the manner provided by the Bylaws of the Resulting Bank.


                                   ARTICLE VI

     The manner of carrying into effect the Merger provided in this Agreement shall be as follows:


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     (a)  Each  share  of  Park  Avenue  Common  Stock  issued  and  outstanding immediately prior to the Effective Date shall remain issued and outstanding from and after the Effective Date; and

     (b) Each share of Farmers Common Stock issued and outstanding on the Effective Date (excluding shares held by the Holding Company other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by Farmers shareholders who perfect their dissenters' rights of appraisal as provided in subsection (d) of this Article VI) shall cease to be outstanding and shall be converted into and exchanged for the right to receive $625 in cash.

     (c) Each share of Farmers Common Stock held by the Holding Company, othre than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired on the Effective Date, and no consideration shall be issued in exchange therefor.

     (d) Any holder of shares of Farmers Common Stock who perfects his dissenters right of appraisal in accordance with and as contemplated by Section 7-1-537(a) of the Financial Institutions Code of Georgia and Sections 14-2-1301 et seq of the Georgia Business Corporation Code shall be entitled to receive the
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value  of  such  shares  in  cash as determined pursuant to such laws; provided,
                                                                       --------
however, that no such payment shall be made to any dissenting shareholder unless
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and  until  such  dissenting  shareholder  has  complied  with  the  applicable provisions of the Georgia Business Corporation Code and surrender to Farmers the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Date a dissenting shareholder of Farmers fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, Eagle shall issue and deliver the consideration to which such holder of shares of Farmers Common Stock is entitled under this Article VI (without interest) upon surrender by such holder of the certificate or certificates representing the shares of Farmers Common Stock held by him.

                                  ARTICLE VII

     On the Effective Date, all of the assets, liabilities, equity, reserves and accounts of Farmers shall be transferred by Farmers to Park Avenue. From time to time as and when requested by the, Resulting Bank, or by its successors or assigns, Farmers shall execute and deliver or cause to be executed and delivered all such other instruments and shall take or cause to be taken all such further or other actions as the Resulting Bank, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to the Resulting Bank and its successors and assigns title to and possession of all the property, rights, trusts, privileges, powers, duties, obligations, licenses and franchises of Farmers and otherwise to carry out the intent and purposes of this Agreement.

                                  ARTICLE VIII

     On the Effective Date, the assets, liabilities, equity, reserves and accounts of the Constituent Banks shall be recorded on the books of the Resulting Bank at the amounts at which they, respectively, shall then be carried on the books of said Constituent Banks, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Merger.


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                                   ARTICLE IX

     Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and abandoned by Farmers, Park Avenue and the Holding Company by appropriate resolution of any of their Boards of Directors at any time prior to the Effective Date of the Merger.

                                    ARTICLE X

     At any time before approval and adoption by the respective shareholders of Park Avenue and Farmers, this Agreement may be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, to clarify the intention of the parties, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Merger or this Agreement or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby.


                                   ARTICLE XI

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument

     IN WITNESS WHEREOF, each of the Constituent Banks and the Holding Company have caused this Agreement to be signed in its corporate name by its duly authorized officers all as of the date first above written.

                                      THE  PARK  AVENUE  BANK

                               By:    /s/  William  S.  Cowart
                                      -----------------------------------------
                                      William  S.  Cowart,  President

                               Attest:  /s/ Arabi Hall
                                      -----------------------------------------
                                      Arabi  Hall,  Asst.  Secretary

                                           [BANK SEAL]


                                      FARMERS  AND  MERCHANTS  BANK,
                                      Adel,  Cook  County,  Georgia


                               By:    /s/  Brenda  Bone  Schwalls
                                      -----------------------------------------
                                      Brenda  Bone  Schwalls,  President

                               Attest:  /s/  Joan C. Ensley
                                      -----------------------------------------


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                                      Joan  C.  Ensley,  Secretary

                                      PAB  BANKSHARES,  INC.


                               By:    /s/  R.  Bradford  Burnette
                                      -----------------------------------------
                                      R.  Bradford  Burnette,  Chairman  and
                                      Chief  Executive  Officer


                               Attest:  /s/  Denise McKenzie
                                      -----------------------------------------
                                      Denise  McKenzie,  Secretary


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